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Exhibit 99.2

[LETTERHEAD OF UBS SECURITIES LLC]

The Board of Directors
ILEX Oncology, Inc.
4545 Horizon Hill Boulevard
San Antonio, Texas 78229

Dear Members of the Board:

        We hereby consent to the inclusion of our opinion letter as Annex B to, and to the reference thereto under the captions "SUMMARY—The Transaction—Opinion of ILEX's Financial Advisor" and "BACKGROUND AND REASONS FOR THE TRANSACTION—Opinion of ILEX's Financial Advisor" in, the Proxy Statement/Prospectus of ILEX Oncology, Inc. ("ILEX") and Genzyme Corporation ("Genzyme") relating to the proposed merger transaction involving ILEX and Genzyme, which Proxy Statement/Prospectus forms a part of the Registration Statement on Form S-4 of Genzyme. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

/s/ UBS SECURITIES LLC UBS SECURITIES LLC

New York, New York
April 2, 2004

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  Exhibit 99.2